UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 19, 2003

Date of Report (Date of Earliest Event Reported)

PROBUSINESS SERVICES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22227	94-2976066

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4125 Hopyard Road
Pleasanton, CA 94588

(Address of principal executive offices)

(925) 737-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

     On March 19, 2003, ProBusiness Services, Inc. announced its plans to adjourn its Special Meeting of Stockholders scheduled for March 20, 2003. The Special Meeting will be reconvened at 10:00 a.m. on Tuesday, March 25, 2003 at 4125 Hopyard Road, Pleasanton, California.

     A press release regarding this planned adjournment is filed as an exhibit to this report.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated March 19, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2003	PROBUSINESS SERVICES, INC.

	By:	/s/ Thomas H. Sinton

Thomas H. Sinton Chairman of the Board, President and Chief Executive Officer

INDEX TO EXHIBITS

Index
Number	Description of Document

99.1	Press release dated March 19, 2003.